UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 1, 2013

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)	27410 (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

-------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================================================

ITEM 8.01.     OTHER EVENTS

On November 1, 2013, Unifi, Inc. (the “Registrant”) purchased from Dillon Yarn Corporation (“Dillon”) 150,000 shares of the Registrant’s common stock, par value $0.10 per share (the “Common Stock”) at a negotiated price of $23.00 per share, for an aggregate purchase price of $3,450,000. The purchase price is equal to an approximately 6% discount to the closing price of the Common Stock on October 31, 2013. The shares were purchased pursuant to a Stock Purchase Agreement dated as of November 1, 2013 between the Registrant and Dillon.

Mitchel Weinberger, a member of the Registrant’s Board of Directors (the “Board”), is Dillon’s President and Chief Operating Officer. Pursuant to delegated authority from the Board, the Corporate Governance and Nominating Committee of the Board approved this transaction in accordance with the Registrant’s Related Person Transactions Approval Policy. The Executive Committee of the Board (with Mr. Weinberger not participating) also approved the transaction on behalf of the Board. Following the transaction, Mr. Weinberger will continue to beneficially own 1,031,012 shares of Common Stock, or 5.3% of the total outstanding shares, of which 991,104 shares are owned directly by Dillon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/S/ JAMES M. OTTERBERG
James M. Otterberg
Vice President and Chief Financial Officer

Dated: November 1, 2013